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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT
                       --------------------------------

  We consent to the use in Amendment No. 7 to this Registration Statement of eOn Communications Corporation, formerly Cortelco Systems, Inc., on Form S-1 of our report on the financial statements of BCS Technologies, Inc., dated March 5, 1999, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Experts" in such Prospectus.


                                     /s/ Brock and Company, CPAs, P.C.
                                     -------------------------------
                                     Brock and Company, CPAs, P.C.
                                     Certified Public Accountants

Littleton, Colorado

January 28, 2000